UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    July 14, 2008

FTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24829	84-1416864
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 State Street East, Suite 226, Oldsmar, Florida		34677
(Address of principal executive offices)		(Zip Code)

(813) 749-8800
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 18, 2008, together with our wholly-owned subsidiary, OTG Technologies Group, Inc., a Florida corporation, we entered into a binding letter of intent with Metro One Development, Inc., formerly On The Go Healthcare, Inc., wherein we agreed to purchase certain assets of Metro One Development’s value-added reseller business unit, dba On The Go Technologies Group. On June 6, 2008, we agreed to amend certain terms of the purchase.

On July 14, 2008, together with our wholly-owned subsidiary OTG Technologies Group, we rescinded the asset purchase agreement intended to transfer the business of On The Go HealthCare, Inc. to us. We notified Metro One Development, Inc. of our rescission and termination of the transaction described above.

This report may contain forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described in our annual report on Form 10-K and other filings we make from time to time filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01	EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
10.1	Binding Agreement between the Company and OTG Technologies Group, Inc. on one side and On The Go HealthCare, Inc., dba On The Go Technologies, Inc. on the other side, dated March 18, 2008 (included as Exhibit 10.22 to the Form 10-Q filed May 21, 2008 and incorporated herein by reference).

10.2	Amendment No. 1 to Transaction Documents between the Company and OTG Technologies Group, Inc. on one side and Metro One Development, Inc. on the other side, dated June 6, 2008 (included as Exhibit 10.1 to the Form 8-K filed June 13, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS Group, Inc.
(Registrant)

Date	July 15, 2008

/s/ Scott Gallagher
(Signature)

Name: Scott Gallagher
Title: Chief Executive Officer